Exhibit 99.4

CONSOLIDATED FINANCIAL STATEMENTS

Panhandle B Member 2 LLC

March 1, 2013 (Date of Inception) to December 31, 2013

With Report of Independent Auditors

Panhandle B Member 2 LLC

Consolidated Financial Statements

March 1, 2013 (Date of Inception) to December 31, 2013

Report of Independent Auditors

The Member

Panhandle B Member 2 LLC

We have audited the accompanying consolidated financial statements of Panhandle B Member 2 LLC (the Company), which comprise the consolidated statement of financial position as of December 31, 2013, and the related consolidated statement of operations and comprehensive loss, changes in member’s capital, and cash flow for the period from March 1, 2013, the date of inception, to December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panhandle B Member 2 LLC at December 31, 2013, and the consolidated results of its operations and its cash flows for the period from March 1, 2013, the date of inception, to December 31, 2013, in conformity with U.S. generally accepted accounting principles.

May 1, 2014

Panhandle B Member 2 LLC

Consolidated Statement of Financial Position

December 31, 2013

(In Thousands of U.S. Dollars)

Assets
Current assets:
Cash and cash equivalents	$196
Prepaid expenses and other current assets	4,662
Deposit	24,000
Deferred financing costs, net of accumulated amortization of $273	7,599

Total current assets	36,457

Turbine advances	111,820
Construction in progress	12,281
Property, plant and equipment	82

Total assets	$160,640

Liabilities and member’s capital
Current liabilities:
Accounts payable and other accrued liabilities	$151
Accrued construction costs	886
Related party payable	1,604
Accrued interest	62
Short-term debt	70,906

Total current liabilities	73,609

Asset retirement obligation	50

Total liabilities	73,659

Member’s capital:
Capital	87,033
Accumulated loss	(52)

Total member’s capital	86,981

Total liabilities and member’s capital	$160,640

See accompanying notes to consolidated financial statements.

Panhandle B Member 2 LLC

Consolidated Statement of Operations and Comprehensive Loss

March 1, 2013 (Date of Inception) to December 31, 2013

(In Thousands of U.S. Dollars)

Revenue:
Electricity sales	$—

Total revenue	—

Cost of revenue:
General and administrative	11

Total cost of revenue	11

Operating loss	(11)

Other expense:
Interest expense	(41)

Total other expense	(41)

Net and comprehensive loss	$(52)

See accompanying notes to consolidated financial statements.

Panhandle B Member 2 LLC

Consolidated Statement of Changes in Member’s Capital

March 1, 2013 (Date of Inception) to December 31, 2013

(In Thousands of U.S. Dollars)

		Accumulated
	Capital	Loss	Total
Balances at March 1, 2013	$—	$—	$—
Capital contributions	87,033	—	87,033
Net and comprehensive loss	—	(52)	(52)

Balances at December 31, 2013	$87,033	$(52)	$86,981

See accompanying notes to consolidated financial statements.

Panhandle B Member 2 LLC

Consolidated Statement of Cash Flows

March 1, 2013 (Date of Inception) to December 31, 2013

(In Thousands of U.S. Dollars)

Operating activities
Net loss	$(52)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of financing costs	22
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,132)
Deposit	(24,000)
Accounts payable and other accrued liabilities	18

Net cash used in operating activities	(25,144)

Investing activities
Capital expenditures	(122,908)
Related party payable	1,604

Net cash used in investing activities	(121,304)

Financing activities
Capital contributions	87,033
Proceeds from issuance of short-term debt	70,906
Payment of deferred equity issuance costs	(3,565)
Payment of deferred financing costs	(7,730)

Net cash provided by financing activities	146,644

Net change in cash and cash equivalents	196
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$196

Schedule of non-cash activities
Capitalized interest to short-term debt	34
Capitalized commitment fee to short-term debt	36
Accrued construction in progress	886
Amortization of prepaid expenses and other current assets - included as construction in progress	36
Amortization of deferred financing costs - included as construction in progress	251
Change in property, plant and equipment	50
Capitalized interest - included as construction in progress	52
Accrued deferred financing costs	143

See accompanying notes to consolidated financial statements.

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

1. Business

Panhandle B Member 2 LLC (Panhandle B Member 2 or the Company), a Delaware limited liability company, was formed on March 1, 2013. Panhandle B Member 2 is a wholly-owned subsidiary of Panhandle B Holdco 2 LLC (the Member), a wholly-owned, indirect subsidiary of Pattern Energy Group LP (Pattern Development). Panhandle Wind Holdings 2 LLC owns 100% of Pattern Panhandle Wind 2 LLC (Panhandle Wind 2).

Panhandle Wind 2 is currently constructing a 182 megawatt (MW) (unaudited) capacity wind electricity generating plant (the Facility), which utilizes 79 Siemens Energy Inc. (Siemens) turbines (unaudited). The Facility is expected to commence full commercial operations in the fourth quarter of 2014 (COD). The Facility will deliver 100% of the electricity it generates into the Texas wholesale spot market managed by the Electric Reliability Council of Texas (ERCOT) of which approximately 80% of the expected electricity output will be sold to Morgan Stanley Capital Group Inc. (Morgan Stanley Capital) under a physical power sales agreement (the Electricity Sales Agreement) for a term of approximately 12 years, which commences on February 1, 2015. Any additional electricity produced will be sold to ERCOT at spot market prices. The Electricity Sales Agreement requires that electricity be delivered at specified hourly levels at a fixed price and at a delivery location separate from the Facility’s interconnection point. Prior to February 1, 2015, the Facility will sell its electricity to ERCOT at spot market prices.

The Member shall not be required to make additional capital contributions, or have any personal liability with respect to the liabilities or the obligations of the Company.

In December 2013, Pattern Energy Group Inc., which is a publicly traded company in which Pattern Development retains a controlling interest, agreed to acquire the Company from Pattern Development at COD, subject to normal conditions precedent.

2. Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements are presented using United States generally accepted accounting principles (U.S. GAAP). Upon consolidation, all intercompany accounts and transactions are eliminated. The consolidated financial statements include the accounts and operations of the Company’s and its wholly-owned subsidiaries. The preparation of U.S. GAAP basis consolidated financial statements requires management to make certain estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements and the reported amounts of assets and liabilities, and to disclose contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates.

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

2. Summary of Significant Accounting Policies (continued)

The Company has no items of other comprehensive income and, therefore, net loss and net and comprehensive loss are equal.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in banks and highly liquid investments with original maturities of three months or less.

Deposit

Deposit includes a deposit made to Morgan Stanley Capital as security under the Electricity Sales Agreement. The deposit will remain in place until COD.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents with high-quality institutions.

Deferred Financing Costs

Financing costs incurred in connection with obtaining construction and term financing are deferred and amortized over the lives of the respective loans using the effective-interest method. Amortization of deferred financing costs is capitalized to construction in progress prior to COD and recorded as interest expense in the consolidated statement of operations and comprehensive loss following COD.

Turbine Advances

Turbine advances represent amounts advanced to the turbine supplier for the manufacture of wind turbines in accordance with the turbine supply agreement and for which the Company has not taken title. Turbine advances are reclassified to construction in progress when the Company takes legal title to the related turbines and are reclassified to property, plant and equipment when the Facility achieves commercial operations. Depreciation does not commence until the project enters commercial operations and the Facility is placed in service.

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

2. Summary of Significant Accounting Policies (continued)

Construction in Progress

Construction in progress represents the accumulated costs of projects in construction. Construction costs include turbines for which the Company has taken legal title, civil engineering, electrical and other related costs. Other capitalized costs include reclassified deferred development costs, amortization of intangible assets, amortization of deferred financing costs, capitalized interest and other costs required to place a project into commercial operations.

Construction in progress is reclassified to property, plant and equipment when the project begins commercial operations.

Asset Retirement Obligation

The Company records an asset retirement obligation for the estimated cost of decommissioning the turbines, removing above-ground installations, and restoring the site at a date that is 20 years from COD.

Income Taxes

The accompanying consolidated financial statements of the Company reflect no provision or liability for income taxes because profits and losses of the Company are allocated to the Member and are includable in the income tax return of the Member.

Income and losses for tax purposes may differ from the consolidated financial statement amounts and the Member’s capital reflected in the accompanying consolidated financial statements does not necessarily represent the Member’s tax basis.

Revenue Recognition

The Facility will sell the electricity it generates to Morgan Stanley Capital under the terms of the Electricity Sales Agreement, and to ERCOT. Revenue will be recognized as electricity is delivered.

Fair Value of Financial Instruments

The fair values of the Company’s financial instruments (including such items in the consolidated financial statement captions as cash and cash equivalents, prepaid expenses and other current assets, deposits, related party payable, accounts payable and other accrued liabilities, accrued construction costs and asset retirement obligation) approximate their carrying or contract values based on their nature and terms. The Company’s debt is variable rate, and its carrying value approximates fair value.

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

3. Prepaid Expenses and Other Current Assets

The following table presents the components of prepaid expenses and other current assets (in thousands) at December 31, 2013:

Prepaid expenses and other current assets	$1,097
Deferred equity issuance costs	3,565

Total prepaid expenses and other current assets	$4,662

Deferred equity issuance costs represent costs that will be netted against capital contribution proceeds from new members which are expected to enter Panhandle Wind 2 on the Equity Contribution Agreement Date. See Note 11, Member’s Capital.

4. Property, Plant, and Equipment

As of December 31, 2013, the aggregate cost of property, plant and equipment was as follows (in thousands):

Land	$32
Asset retirement obligation	50

Subtotal	82
Less: accumulated depreciation	—

Property, plant and equipment	$82

5. Turbine Warranty

Panhandle Wind 2 received a warranty from the turbine manufacturer for a two-year period that terminates approximately two years from the commissioning of the last turbine and covers all equipment provided by Siemens under the turbine supply agreement. In addition, if the designated turbine operates at less than specified levels during the power curve test, the Company will be entitled to receive specified liquidated damages.

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

6. Debt

On December 20, 2013, the Company entered into a $232.1 million construction loan financing agreement which includes a $202.1 million construction loan (the Loan), a $24.0 million Energy Loan and a $6.0 million letter of credit in favor of the transmission company related to construction of the interconnection of the Facility to the electricity transmission lines.

The Loan and the Energy Loan are variable rate loans, and the Company’s interest rate at December 31, 2013 was 2.0% based on the LIBO rate in effect at December 31, 2013 plus a margin of 1.75%. The Company pays a 1.75% letter of credit fee on the outstanding portion of the letter of credit. As of December 31, 2013, the $6.0 million letter of credit has been issued. For the period ended December 31, 2013, the Company has incurred a total of approximately $92,000 in interest expense and letter of credit fees, of which $73,000 has been capitalized to construction in progress on the statement of financial position and of which $19,000 has been recorded in interest expense on the statement of operations and comprehensive loss. In addition, $22,000 of amortization of deferred financing costs has been recorded in interest expense on the statement of operations and comprehensive loss for the period ended December 31, 2013.

The Loan, Energy Loan, and letter of credit all have a maturity date that is the earlier of February 28, 2015 or a date that is four months after the substantial completion date, or the Equity Capital Contribution Date as discussed in Note 11, Member’s Capital.

Collateral for the Loan includes the Facility, Panhandle Wind 2’s other assets, contractual rights, and cash or letters of credit on deposit with the depository agent.

7. Asset Retirement Obligation

The Company’s asset retirement obligation is the estimated cost of decommissioning the turbines, removing above-ground installations, and restoring the site at a date that is 20 years from the commencement of commercial operations.

Activity in this liability account through December 31, 2013 was as follows (in thousands):

Asset retirement obligation at March 1, 2013	$—
Established asset retirement obligation	50
Accretion expense	—

Asset retirement obligation at December 31, 2013	$50

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

8. Risk Management

The Company’s Facility is located in an area of Texas that is subject to tornados, and it could potentially be subject to damages from these natural events. To mitigate the risk, the Company maintains property damage insurance coverage, which it believes is adequate.

9. Commitments and Contingencies

Panhandle Wind 2 entered into the Electricity Sales Agreement with Morgan Stanley Capital. The Facility will deliver 100% of the electricity it generates into the Texas wholesale spot market managed by ERCOT of which approximately 80% of the expected electricity output will be sold to Morgan Stanley Capital under the Electricity Sales Agreement for a term of approximately 12 years, which commences on February 1, 2015. Any additional electricity produced will be sold to ERCOT at spot market prices. The Electricity Sales Agreement requires that electricity be delivered at specified hourly levels at a fixed price and at a delivery location separate from the Facility’s interconnection point. Prior to February 1, 2015, the Facility will sell its electricity to ERCOT at spot market prices.

Under the terms of the Electricity Sales Agreement, should Panhandle Wind 2’s net revenue fall short of the specified monthly delivery quantities at the fixed electricity price for a monthly period, the Company will be able to borrow such shortfall from Morgan Stanley Capital up to a cumulative amount of $25.0 million. In addition, should Panhandle Wind 2’s net revenue be in excess of the specified monthly delivery quantities at the fixed electricity price for a monthly period, such excess will be first used to repay any amounts borrowed from Morgan Stanley Capital.

As collateral for the Electricity Sales Agreement, Morgan Stanley has issued a guarantee to the Company to guaranty Morgan Stanley Capital’s performance under the Electricity Sales Agreement. In addition, the Company has pledged the Facility and Panhandle Wind 2’s other assets, its contractual rights, and cash as collateral for its performance under the Electricity Sales Agreement after COD and has provided a $24.0 million deposit to Morgan Stanley Capital until COD.

Panhandle Wind 2 entered into an agreement for the supply of 79 Siemens wind turbine generators and other specified equipment for the construction of the Facility. Panhandle Wind 2 also entered into an agreement for the assembly and erection of the wind turbine generators and construction of the Facility, including the procurement of the materials and other equipment necessary to complete the construction of the Facility. Our remaining total commitments on these contracts is $138.0 million.

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

9. Commitments and Contingencies (continued)

Panhandle Wind 2 has entered into an agreement with Siemens to provide turbine maintenance after COD. The contract includes a total base price of $7.2 million, and as of December 31, 2013 the Company has not incurred any cost under this agreement.

Panhandle Wind 2 entered into land easements for the land where the wind farm is located. The easements have a term of 40 years from 2014. Under the terms of the easements, the Company pays the landowners minimum rent payments totaling approximately $0.5 million per year. If during the term, the royalty payments exceed the minimum rent payments, the Company shall pay such excess to landowner as additional rent. The royalty payments consist of 4% of revenues for the first 10 years of the operation period, 5% of revenues for years 11 through 20, and 6% of revenues for each subsequent year.

The future minimum annual payments required for the easements at December 31, 2013, were as follows (in thousands):

For the year ending December 31,
2014	$20
2015	455
2016	455
2017	455
2018	455
Thereafter	16,784

Total	$18,624

10. Related-Party Transactions

The Company entered into an administrative services agreement with Pattern Operators LP (Pattern Operators), an indirect, wholly-owned subsidiary of Pattern Energy Group Inc. which is a publicly traded company in which Pattern Development retains a controlling interest, in December 2013 for specified administrative services for a period of ten years from COD with automatic one year renewals unless notice of termination is provided by Pattern Operators or the Company. In addition, the contract may be terminated earlier if Panhandle Wind 2 sells the Facility or the Company is no longer an affiliate of Pattern Operators. The base fee in the agreement is approximately $0.5 million per year, escalated annually for inflation. For the period ended December 31, 2013, the Company has not incurred any expense under this agreement.

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

10. Related-Party Transactions (continued)

The Company entered into a management operations and maintenance services agreement with Pattern Operators in December 2013 for specified operations and maintenance support for the Facility. The agreement, with an initial term of ten years from COD, will commence in the second quarter of 2014. The agreement shall automatically be extended for a period of five years unless the Company or Pattern Operators issues a non-renewal notice. In addition, the contract may be terminated earlier if the Company sells the Facility or the Company is no longer an affiliate of Pattern Operators. The agreement includes a base fee of approximately $0.5 million per year, escalating annually for inflation, and allows for reimbursement of expenses for work performed or costs incurred that are beyond the scope of the services included in the base fee. For the period ended December 31, 2013, the Company has not incurred any expense under this agreement.

The Company entered into a cotenancy agreement with Pattern Panhandle Wind 3 LLC (Panhandle Wind 3), under which the Company has agreed to assign, transfer, and convey to Panhandle Wind 3 an undivided interest in and to certain common facilities. The Company is required to convey the undivided interest in the common facilities at the earlier of the Facility’s COD or the closing of construction financing at Panhandle Wind 3. Under the terms of the agreement, Panhandle Wind 3 made a payment of $1.6 million to the Company which is included in related party payable on the consolidated statement of financial position as of December 31, 2013. At the time the Company conveys the undivided interest to Panhandle Wind 3, the $1.6 million will be reclassified from related party payable to construction in progress on the consolidated statement of financial position.

11. Member’s Capital

The Company indirectly currently owns 100% of Panhandle Wind 2. After COD and other specified conditions precedent are met (the Equity Capital Contribution Date), and pursuant to an equity capital contribution agreement with three institutional investors who intend to purchase the A units of Panhandle Wind Holdings 2 LLC and be admitted as noncontrolling members in the Company, the proceeds of which would be used to repay the Loan and the Energy Loan. These institutional investors have provided guarantees to the Company related to their respective commitments under the equity capital contribution agreement.

Panhandle B Member 2 LLC

Notes to Consolidated Financial Statements

December 31, 2013

12. Subsequent Events

The Company has evaluated subsequent events through May 1, 2014, which is the date these consolidated financial statements were available to be issued, and noted the following subsequent event.

In March 2014, the Company entered into a long-term program service agreement with Siemens Energy, Inc. The agreement is a ten year fixed price turbine maintenance agreement which includes labor, parts and an availability guarantee. The service period will commence in the fourth quarter of 2016.